UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 10, 2007

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 10, 2007, the Compensation Committee of the Board of Directors of The Boeing Company (the “Company”) adopted and approved amendments effective January 1, 2008 to the Supplemental Executive Retirement Plan for Employees of The Boeing Company (the “SERP”) in which the Company’s named executive officers participate.

The amendments to the SERP were adopted primarily to conform the plan to the requirements of final and transition regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee, in connection with a review of the Company’s executive retirement benefits against the benefits provided by the Company’s peers, also amended the SERP to eliminate the payment of an additional supplemental benefit to executives who are hired or rehired on or after January 1, 2008. The additional supplemental benefit is paid to executives to the extent the Company’s Pension Value Plan benefit formula yields a number less than a target benefit. Under the amended SERP, executives hired or rehired on or after January 1, 2008 will be eligible to receive the same excess benefits payable to non-executives, but not the supplemental benefit. Executives hired before January 1, 2008 will remain eligible for the greater of the additional supplemental benefit or the excess benefit, as described in the SERP, once they satisfy the SERP’s eligibility requirements.

The foregoing description of the amendments to the SERP is qualified in its entirety by reference to the amended and restated SERP, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Supplemental Executive Retirement Plan for Employees of The Boeing Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: December 14, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Supplemental Executive Retirement Plan for Employees of The Boeing Company